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                                                                    EXHIBIT 3.16

                                   NEW BYLAWS
                            (As of February 18, 1998)

                                       OF

                           1+ USA V ACQUISITION CORP.


                                    ARTICLE I

                                     OFFICES

        Section 1. Principal Office. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, or such other office as may be designated from time to time by the Board of Directors in the manner provided by law.

        Section 2. Other Offices. The Corporation may also have offices at such other places both within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

        Section 1. Place of Meetings. All meetings of the stockholders shall be held within or without the State of Delaware at such place as may be designated from time to time by the Board of Directors.

        Section 2. Annual Meetings. A meeting of stockholders shall be held annually for the purpose of the election of directors and to transact such other business as may be properly brought before the meeting. The annual meeting shall be held at the date and time designated by the Board of Directors; provided, that if prior to the first Thursday in September the Board of Directors has failed to designate a date and time, the annual meeting shall be held at 10:00 a.m. on the first Thursday in September, unless such day shall be a legal holiday, in which case the annual meeting shall be held on the next succeeding business day.

        Section 3. Notice of Annual Meeting. Written notice of the annual meeting shall be given to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the day of the meeting.

        Section 4. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose



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germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held. The list shall be produced and kept at the time and place of election during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present.

        Section 5. Call of Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by the president or chairman of the Board of Directors and shall be called by the president or secretary at the request in writing of a majority of the members of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

        Section 6. Notice of Special Meeting. Written notice of a special meeting of stockholders, stating the time, place and object thereof, shall be given to each stockholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days before the date fixed for the meeting.

        Section 7. Transactions at Special Meeting. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

        Section 8. Quorum. The holders of a majority of the capital stock issued and outstanding and entitled to a vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holder of a majority of such shares entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty
(30) days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        Section 9. Voting at Meetings of Stockholders. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

        Section 10. Vote in Person or by Proxy. Each stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of the capital stock



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having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

        Section 11. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted by the provisions of the statutes or of the Certificate of Incorporation to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

        Section 1. Number and Qualifications. Three (3) directors shall constitute the Board of Directors. Thereafter, the number of directors which shall constitute the whole Board shall be determined by resolution of the Board of Directors. Directors need not be shareholders.

        Section 2. Election and Vacancies. At each annual meeting, the stockholders shall elect by ballot the members of the Board of Directors. Each person appointed by the Incorporator as a director shall hold office until the first annual meeting of the stockholders or until his successor shall have been elected by the stockholders, unless he shall have been removed by the stockholders. Each director elected thereafter shall hold office for a term of one (l) year and thereafter until his successor shall have been elected and qualified, unless he shall be removed by action of the stockholders. Whenever any vacancy on the Board of Directors shall occur for any reason, a majority of the remaining directors then in office, even if that majority is less than a majority of the entire Board of Directors, may fill the vacancy or vacancies so created until a successor or successors shall be duly elected by the stockholders and shall qualify.

        Section 3. Power to Manage Corporation. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

        Section 4. Creation of Committees. The Board of Directors may by resolution passed by a majority of the Board create one or more committees, each committee to consist of one or more directors of the Corporation. To the extent provided by the Board of Directors, each committee may exercise all the powers and authority of the Board so granted and may authorize the seal of the Corporation to be affixed to all papers which so require. However, the committee(s) may not be empowered to amend the Certificate of Incorporation or the Bylaws of the Corporation, adopt an agreement of consolidation or merger, recommend to the stockholders the sale, lease, or



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exchange of all or substantially all of the Corporation's assets, recommend to the stockholders a dissolution or revocation of dissolution, declare a dividend, or authorize the issuance of stock. In the absence or disqualification of a member of a committee, the member(s) thereof present at the meeting and qualified to vote, whether or not those present constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.

        Section 5. Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

        Section 6. Organization Meeting. The first meeting of each newly elected Board of Directors shall be held at the same place and immediately after the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

        Section 7. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board, but not less often than annually.

        Section 8. Special Meetings. Special meetings of the Board may be called by the president or chairman of the Board of Directors on one (1) day's notice to each director; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of a majority of the directors.

        Section 9. Telephonic Meetings. Members of the Board of Directors may participate in any regular or special meeting of the Board of Directors, or of any committee of the Board, by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 9 will constitute presence in person at such meeting.

        Section 10. Quorum. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 11. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members



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of the Board or such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE IV

                                     NOTICES

        Section 1. Notice to Stockholders. Notices to stockholders shall be in writing and delivered, mailed or telecopied to the stockholders at their addresses on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed, postage prepaid. Notice given by telecopy shall be deemed to be given at the time the telecopy is dispatched.

        Section 2. Notice to Directors. Notices to directors may be oral or written, and if in writing must be delivered, mailed or telecopied to the directors at their addresses appearing on the books of the Corporation. Notice given by mail shall be deemed to be given at the time when the same shall be mailed. Notice given by telecopy shall be deemed to be given at the time the telecopy is dispatched. Notice may be given by telephone.

        Section 3. Written Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                    ARTICLE V

                                    OFFICERS

        Section 1. Officers Shall be Chosen by Directors. The officers of the Corporation shall be elected by the Board of Directors and shall be a president and a secretary. The Board of Directors may also choose a Chairman of the Board of Directors, vice presidents, a treasurer, assistant secretaries and assistant treasurers. Two (2) or more offices may be held by the same person.

        Section 2. Election at Directors' Organization Meeting. The Board of Directors at its first meeting and thereafter at its first meeting after each annual meeting of stockholders shall elect a president and a secretary.

        Section 3. Appointment of Other Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.



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        Section 4. Compensation. The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors.

        Section 5. Tenure. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the members of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

        Section 6. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation and shall preside at all meetings of the stockholders. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors are carried into effect and shall have such authority and perform such duties as are normally exercised and performed by the chief executive officer of a corporation. The Chairman of the Board shall sign or countersign or authorize others to sign certificates, contracts and other instruments of the Corporation. The Chairman of the Board shall have the authority assigned herein to a treasurer unless the Board of Directors elects a treasurer. In the absence of direction by the Board of Directors to the contrary, the Chairman of the Board shall have the power to vote all securities held by the Corporation and to issue proxies therefor.

        Section 7. President. The president shall have general and active management of the business of the Corporation. The president shall also perform such duties as are delegated to him by the Chairman of the Board and the Board of Directors.

        Section 8. Vice President. A vice president shall have such powers and perform such duties as may be assigned by the Board of Directors or the president. In the absence or disability of the president, the vice president designated by the Board of Directors or the president shall perform the duties and exercise the powers of the president.

        Section 9. The Secretary. The secretary shall be under the supervision of the Board of Directors. The secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president. The secretary shall have custody of the corporate seal of the Corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the secretary or of such assistant secretary. The Board of Directors may give general authority to any other officer or committee to affix the seal of the Corporation and to attest the affixing by his signature.

        Section 10. Assistant Secretaries. An assistant secretary shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall



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perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        Section 11. The Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the treasurer shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office and for the restoration to the Corporation, in case of the death, resignation, retirement or removal from office of the treasurer, of all books, papers, vouchers, money and other property of whatever kind in the possession of or under the control of the treasurer belonging to the Corporation.

        Section 12. Assistant Treasurer. An assistant treasurer shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. If required by the Board of Directors, the assistant treasurer shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office and for the restoration to the Corporation, in case of the death, resignation, retirement or removal from office of the assistant treasurer, of all books, papers, vouchers, money and other property of whatever kind in the possession of or under the control of the assistant treasurer belonging to the Corporation.

        Section 13. Delegation of Power. In case of absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer, director, or committee for the time being, provided a majority of the entire Board concurs therein.

                                   ARTICLE VI

                                  CAPITAL STOCK

        Section 1. Certificate of Stock. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the president or a vice president and the secretary or an assistant secretary of the Corporation certifying the number of shares owned by him in the Corporation. Any or all of the foregoing signatures may be facsimile.

        Section 2. Fixing Record Date. The Board of Directors may fix in advance a date not exceeding sixty (60) nor less than ten (10) days preceding the date of any meeting of



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stockholders, and not exceeding sixty (60) days preceding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividends, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

        Section 3. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

        Section 4. Issuance of New Stock. The Corporation shall not have authority to issue additional stock or bonds, notes or debentures convertible into stock, or warrants or rights to subscribe to stock except in the quantity and amount approved and to the person or persons to whom issuance is approved by the affirmative vote of a majority of the members of the Board of Directors of the Corporation, or by the affirmative vote of the holders of a majority of the common stock outstanding.

                                   ARTICLE VII

                               GENERAL PROVISIONS

        Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock.

        Section 2. Seal. Any seal of the Corporation may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.



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                                  ARTICLE VIII

                                   AMENDMENTS

        Section 1. Amendments. These Bylaws may be made, altered, amended or repealed, subject to the provisions of the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such making, alteration, amendment or repeal be contained in the notice of such special meeting.


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